VARIABLE ANNUITY INTERNATIONAL ROTATION FUND

SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2008

Market

Unrealized

Shares

Value

Contracts

Gain (Loss)

EXCHANGE TRADED FUNDS 42.1%

Foreign Currency Futures Contracts Purchased

iShares MSCI Australia Index

June 2008 EURO FX Futures

Fund

18,300

$

471,408

Contracts

Vanguard European ETF

4,200

288,624

(Aggregate Market Value of

iShares MSCI Belgium Index

Contracts $786,600)

4 $

227

Fund

10,600

251,220

June 2008 CAD Currency

iShares MSCI Pacific ex-

Futures Contracts

Japan Index Fund

1,700

230,486

(Aggregate Market Value of

iShares MSCI Sweden Index

Contracts $583,380)

6

(7,096)

Fund

500

__________

15,025

(Total Aggregate Market Value of Contracts

$1,369,980)

$

___________

(6,869)

Total Exchange Traded Funds

Futures Contracts Purchased

(Cost $1,264,172)

__________

1,256,763

June 2008 S&P/MIB Index

Futures Contracts

Face

(Aggregate Market Value of

Amount

Contracts $727,346)

3

2,082

REPURCHASE AGREEMENTS

April 2008 Hang Seng Index

95.3%

Futures Contracts

Collateralized by U.S. Treasury

(Aggregate Market Value of

Obligations

Contracts $145,299)

1

427

June 2008 TSE 60 Index

UBS, Inc. issued 03/31/08 at

Futures Contracts

1.29% due 04/01/08

$

760,421

760,421

(Aggregate Market Value of

Morgan Stanley issued

Contracts $613,364)

4

(1,320)

03/31/08 at 1.35% due

April 2008 IBEX 35 Index

04/01/08

695,274

695,274

Futures Contracts

Mizuho Financial Group, Inc.

(Aggregate Market Value of

issued 03/31/08 at 1.30% due

Contracts $208,735)

1

(4,059)

04/01/08

695,274

695,274

(Total Aggregate Market Value of Contracts

Lehman Brothers Holdings,

$1,694,746)

$

___________

(2,870)

Inc. issued 03/31/08 at 1.15%

due 04/01/08

690,412

__________

690,412

Total Repurchase Agreements

(Cost $2,841,381)

__________

2,841,381

Total Investments 137.4%

(Cost $4,105,553)

$

__________

4,098,144

Liabilities in Excess of Other

Assets – (37.4)%

$

(1,115,177)

Net Assets – 100.0%

$

2,982,967

1